For the period ended 6/30/99
File number 811-7064

         Target Large Capitalization Value Portfolio

                        SUB-ITEM 77 O

                          EXHIBIT 1

        Transactions Effected Pursuant to Rule 10f-3


1.   Name of Issuer
       UnionBanCal Corporation

2.   Date of Purchase
       02/25/1999

3.   Number of Securities Purchased
       15,500

4.   Dollar Amount of Purchase
       $465,000

5.   Price Per Unit
       $30.00

6.   Name(s) of Underwriter(s) or Dealer(s) From Whom
Purchased
       Morgan Stanley